EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated March 2, 2001 and December 15, 2000, appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2000 and in the Annual Report on Form 11-K of Marsh & McLennan Companies Stock Investment Plan for the year ended June 30, 2000, respectively.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
September 20, 2001